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EXHIBIT 21

SUBSIDIARIES

THE FOLLOWING IS A LIST OF THE COMPANY'S SUBSIDIARIES:

                                                          PERCENTAGE OF VOTING
                                                          SECURITIES OWNED BY
NAME                            ORGANIZED UNDER LAWS OF   KEANE, INC.
-----------------------------   -----------------------   ---------------------

Dataskills, Inc.                Massachusetts             100%
Keane Federal Systems, Inc.     Delaware                  100%
Keane Canada, Inc.              Canada                    100%
169963 Canada, Inc.             Canada                    100%
Keane Securities Corporation    Massachusetts             100%
Keane UK Ltd.                   United Kingdom            100%
Keane Ltd.                      United Kingdom            100%
Keane Tech, LLC                 Delaware                  100%
Keane Business Trust            Massachusetts             100%
Keane Care, Inc.                Washington                100%
Keane Services Company          California                100%
Keane India Holdings, Inc.      Delaware                  100%
Keane Mauritius Ltd. One        Mauritius                 100%
Keane Mauritius Ltd. Two        Mauritius                 100%
Keane India Ltd.                India                     100%